Exhibit 99.1
The Navigators Group, Inc.
CORPORATE NEWS
Navigators Reports First Quarter Results
New York — May 9, 2011 — The Navigators Group, Inc. (NASDAQ:NAVG) reported a net loss of $7.9 million, or $0.50 per share, for the three months ended March 31, 2011 compared to net income of $17.0 million, or $1.00 per diluted share, for the comparable period in 2010. Operating earnings (1) were a deficit of $6.7 million, or $0.43 per share for the first quarter of 2011 compared to earnings of $13.1 million, or $0.77 per diluted share, for the comparable period in 2010.
Gross written premiums and net written premiums for the three months ended March 31, 2011 were $296.3 million and $193.1 million, respectively, an increase of 10% and 2%, respectively, from the comparable period in 2010.
The combined loss and expense ratio for the three months ended March 31, 2011 was 117.1%, compared to 99.1% for the comparable period in 2010. The decline in the pre-tax underwriting profit to a loss of $26.1 million was primarily due to:
•
Large current accident year losses from a North Sea drilling operation and an onshore industrial site. The North Sea drilling operation losses resulted in an $8.9 million first quarter charge including $5 million of net loss and $3.9 million of reinstatement premiums. The onshore drilling site generated gross and net losses of $12.0 million and $2.4 million, respectively.

•	Sliding scale commission adjustments of $2.6 million related to large loss activity that has reduced our ceding commission benefit on a large quota share treaty.

•
An increase in our reinsurance reinstatement premium accrual by $7.5 million. This accrual was driven by the recognition of the effect of a shift in our marine reinsurance protections to an excess of loss program from a quota share program. As a result of this shift and the increased frequency of severity losses in recent periods, a greater portion of our IBNR was attributable to marine and energy losses that are or will be ceded to Marine Excess of Loss Reinsurance program and such cession will trigger additional reinstatement premiums.

•	Adverse loss development in our Lloyd’s Professional Liability business of $4.2 million related mostly to Errors and Omissions (“E&O”) lines for underwriting years 2006 and 2007.
Navigators’ Chief Executive Officer Stan Galanski commented: “During the first quarter of 2011 the industry experienced an extraordinary level of natural catastrophe and large energy losses. While our losses reported to date from the Japanese earthquake have not been significant, we participated on two major industry losses in the energy sector that pushed our combined ratio above 100%. The increased frequency of large loss activity in both the onshore and offshore energy business, coupled with the industry’s property cat loss levels, highlights the need for underwriters to achieve rate increases in these areas. Our ocean marine business had a solid quarter and we are encouraged by the initial market reception of Navigators Re, which was the principal contributor to our premium growth in the quarter. We continue to take a cautious view of the U.S. D&O market, as rate levels continue to be suppressed to levels not reflective of the current litigation environment.”

6 International Drive	Rye Brook, NY 10573
TEL (914) 933-6000	FAX (914) 934-2355

News Release
May 9, 2011

During the three months ended March 31, 2011, the Company repurchased 256,094 of its common stock for an aggregate purchase price of $13.1 million pursuant to its share repurchase program. The Company repurchased an additional 131,469 of its common stock for an aggregate purchase price of $6.8 million between April 1, 2011 and May 9, 2011 pursuant to its share repurchase program. Approximately $21.1 million remains available under the Company’s current share repurchase program which expires on December 31, 2011.
Net investment income for the three months ended March 31, 2011 was $17.4 million, which was a decrease of 3% from the comparable period in 2010. The annualized pre-tax investment yield, excluding net realized gains and losses and net other-than-temporary impairment losses recognized in earnings, was 3.3% for the three months ended March 31, 2011, compared to 3.6% for the comparable period in 2010. The effective tax rate on net investment income was 28.5% for the three months ended March 31, 2011, compared to 24.5% for the comparable period in 2010.
The Company’s investment portfolio mainly consists of fixed income securities with an average quality rating of “AA/Aa” as defined by Standard & Poor’s and Moody’s, respectively, and an average effective duration of 4.1 years at March 31, 2011. At March 31, 2011, net unrealized gains within our investment portfolio were $49.3 million, an increase of $0.2 million compared to December 31, 2010. There were $1.6 million of net realized losses and other-than-temporary impairment losses recognized in earnings for the three months ended March 31, 2011.
Consolidated cash flow from operations for the three months ended March 31, 2011 was $13.3 million, compared to $4.1 million for the comparable period in 2010.
Stockholders’ equity was $815.2 million, or $52.29 per share, at March 31, 2011 compared to $829.4 million, or $52.68 per share, at December 31, 2010. The statutory surplus of Navigators Insurance Company was $684.0 million at March 31, 2011 compared to $686.9 million at December 31, 2010.
(1)
Operating earnings, or net income excluding after-tax net realized gains (losses) and net other-than-temporary impairment losses recognized in earnings, is a non-GAAP financial measure that is a common performance measurement for insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business.

The Company will hold a conference call on Tuesday, May 10, 2011 starting at 8:30 a.m. ET to discuss the 2011 first quarter results. The call will be available via live webcast on Navigators’ website (www.navg.com).
To participate by telephone, the domestic dial-in number is (800) 850-2903 and the international dial-in is (224) 357-2399. Participants may connect to the webcast at:
http://investor.shareholder.com/navg/eventdetail.cfm?eventid=95483
The Navigators Group, Inc. is an international specialty insurance holding company with insurance company operations, underwriting management companies, and operations at Lloyd’s of London. Headquartered in New York, Navigators has offices in major insurance centers in the United States, the United Kingdom and Continental Europe.

News Release
May 9, 2011

This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Whenever used in this release, the words “estimate”, “expect”, “believe” or similar expressions are intended to identify such forward-looking statements. Forward-looking statements are derived from information that we currently have and assumptions that we make. We cannot assure that results that we anticipate will be achieved, since results may differ materially because of known and unknown risks and uncertainties that we face. Please refer to Navigators’ most recent reports on Forms 10-K and 10-Q and its other filings with the Securities and Exchange Commission for a description of Navigators’ business and the important factors that may affect that business. Navigators’ undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:	Francis W. McDonnell Senior Vice President and Chief Financial Officer (914) 933-6270 fmcdonnell@navg.com www.navg.com

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Financial Highlights
($ in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
Results of Operations	2011	2010	Change

Gross written premiums	$296,283	$270,145	10%
Net written premiums	193,076	189,317	2%

Revenues:
Net earned premiums	152,478	164,069	-7%
Net investment income	17,384	17,972	-3%
Total other-than-temporary impairment losses	(263)	(251)	5%
Portion of loss recognized in other comprehensive income (before tax)	22	170	-87%

Net other-than-temporary impairment losses recognized in earnings	(241)	(81)	NM
Net realized gains (losses)	(1,389)	6,113	-123%
Other income	991	1,070	-7%

Total revenues	169,223	189,143	-11%

Expenses:
Net losses and loss adjustment expenses	116,788	103,807	13%
Commission expenses	26,200	25,316	3%
Other operating expenses	36,575	34,586	6%
Interest expense	2,046	2,044	0%

Total expenses	181,609	165,753	10%

Income before income taxes	(12,386)	23,390	-153%

Income tax expense (benefit)	(4,493)	6,345	-171%

Net income (loss)	$(7,893)	$17,045	-146%

Per Share Data
Net income per common share:
Basic	$(0.50)	$1.02	-149%
Diluted	$(0.50)	$1.00	-150%

Average common shares outstanding:
Basic	15,739	16,641
Diluted	15,739	16,979

Underwriting Ratios
Loss Ratio	76.6%	63.3%
Expense Ratio	40.5%	35.8%

Combined Ratio	117.1%	99.1%

	March 31,	Dec. 31,
Balance Sheet Data	2011	2010
Stockholders’ equity	$815,172	$829,354	-2%
Book value per share	$52.29	$52.68	-1%

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
($ in thousands, except share data)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Investments and cash:
Fixed maturities, available-for-sale, at fair value (amortized cost: 2011, $1,821,971; 2010, $1,855,598)	$1,844,978	$1,882,245
Equity securities, available-for-sale, at fair value (cost: 2011, $64,586; 2010, $64,793)	90,912	87,258
Short-term investments, at cost which approximates fair value	169,510	153,057
Cash	39,284	31,768

Total investments and cash	2,144,684	2,154,328

Premiums receivable	251,577	188,368
Prepaid reinsurance premiums	163,564	156,869
Reinsurance recoverable on paid losses	57,920	56,658
Reinsurance recoverable on unpaid losses and loss adjustment expenses	865,212	843,296
Deferred policy acquisition costs	63,992	55,201
Accrued investment income	16,055	15,590
Goodwill and other intangible assets	7,009	6,925
Current income tax receivable, net	6,205	1,054
Deferred income tax, net	15,852	15,141
Other assets	45,040	38,029

Total assets	$3,637,110	$3,531,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Reserves for losses and loss adjustment expenses	$2,034,263	$1,985,838
Unearned premiums	511,294	463,515
Reinsurance balances payable	131,803	105,904
Senior notes	114,171	114,138
Accounts payable and other liabilities	30,407	32,710

Total liabilities	2,821,938	2,702,105

Stockholders’ equity:
Preferred stock, $.10 par value, authorized 1,000,000 shares, none issued	—	—
Common stock, $.10 par value, authorized 50,000,000 shares, issued 17,377,022 shares for 2011 and 17,274,440 shares for 2010	1,829	1,728
Additional paid-in capital	318,281	312,588
Treasury stock, at cost (1,788,367 shares for 2011 and 1,532,273 shares for 2010)	(77,987)	(64,935)
Retained earnings	531,619	539,512
Accumulated other comprehensive income	41,430	40,461

Total stockholders’ equity	815,172	829,354

Total liabilities and stockholders’ equity	$3,637,110	$3,531,459

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Comparative Premium Data
($ in thousands)

	Three Months
	2011	2010	Change
Gross Written Premiums:
Insurance Companies:
Marine	$70,348	$67,526	4%
Property Casualty	112,888	79,346	42%
Professional Liability	23,540	30,966	-24%

	206,776	177,838	16%
Lloyd’s Operations:
Marine	61,155	59,141	3%
Property Casualty	19,302	19,959	-3%
Professional Liability	9,050	13,207	-31%

	89,507	92,307	-3%

Total	$296,283	$270,145	10%

	Three Months
	2011	2010	Change
Net Written Premiums:
Insurance Companies:
Marine	$54,218	$51,003	6%
Property Casualty	62,907	49,697	27%
Professional Liability	13,615	20,640	-34%

	130,740	121,340	8%
Lloyd’s Operations:
Marine	49,671	49,642	0%
Property Casualty	8,386	11,711	-28%
Professional Liability	4,279	6,624	-35%

	62,336	67,977	-8%

Total	$193,076	$189,317	2%

	Three Months
	2011	2010	Change
Net Earned Premiums:
Insurance Companies:
Marine	$40,559	$41,094	-1%
Property Casualty	42,935	51,081	-16%
Professional Liability	15,326	19,036	-19%

	98,820	111,211	-11%
Lloyd’s Operations:
Marine	36,978	35,560	4%
Property Casualty	11,894	11,915	0%
Professional Liability	4,786	5,383	-11%

	53,658	52,858	2%

Total	$152,478	$164,069	-7%

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Segment Information
Three Months Ended
March 31, 2011
($ in thousands)

	Insurance	Lloyd’s
	Companies	Operations	Corporate (1)	Total
Gross written premiums	$206,776	$89,507	$—	$296,283
Net written premiums	130,740	62,336	—	193,076

Net earned premiums	98,820	53,658	—	152,478
Net losses and loss adjustment expenses	(74,797)	(41,991)	—	(116,788)
Commission expenses	(12,340)	(14,407)	547	(26,200)
Other operating expenses	(26,799)	(9,776)	—	(36,575)
Other income (expense)	1,691	(153)	(547)	991

Underwriting profit (loss)	(13,425)	(12,669)	0	(26,094)

Net investment income	14,983	2,255	146	17,384
Net realized gains (losses)	(245)	(1,385)	0	(1,630)
Interest expense	—	—	(2,046)	(2,046)

Income (loss) before income taxes	1,313	(11,799)	(1,900)	(12,386)

Income tax expense (benefit)	228	(4,056)	(665)	(4,493)

Net income (loss)	$1,085	$(7,743)	$(1,235)	$(7,893)

Losses and loss adjustment expenses ratio	75.7%	78.3%		76.6%
Commission expense ratio	12.5%	26.8%		17.2%
Other operating expense ratio (2)	25.4%	18.5%		23.3%

Combined ratio	113.6%	123.6%		117.1%

(1)	The Corporate segment includes intercompany eliminations.

(2)	The Other operating expense ratio includes Other income (expense).

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Segment Information
Three Months Ended
March 31, 2010
($ in thousands)

	Insurance	Lloyd’s
	Companies	Operations	Corporate (1)	Total
Gross written premiums	$177,838	$92,307	$—	$270,145
Net written premiums	121,340	67,977	—	189,317

Net earned premiums	111,211	52,858	—	164,069
Net losses and loss adjustment expenses	(68,403)	(35,404)	—	(103,807)
Commission expenses	(14,362)	(10,966)	12	(25,316)
Other operating expenses	(27,353)	(7,243)	—	(34,596)
Other income (expense)	(977)	2,069	(12)	1,080

Underwriting profit	116	1,314	—	1,430

Net investment income	15,748	2,069	155	17,972
Net realized gains (losses)	5,205	713	114	6,032
Interest expense	—	—	(2,044)	(2,044)

Income (loss) before income taxes	21,069	4,096	(1,775)	23,390

Income tax expense (benefit)	5,463	1,503	(621)	6,345

Net income (loss)	$15,606	$2,593	$(1,154)	$17,045

Losses and loss adjustment expenses ratio	61.5%	67.0%		63.3%
Commission expense ratio	12.9%	20.7%		15.4%
Other operating expense ratio (2)	25.5%	9.8%		20.4%

Combined ratio	99.9%	97.5%		99.1%

(1)	The Corporate segment includes intercompany eliminations.

(2)	The Other operating expense ratio includes Other income (expense).

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Underwriting Results
($ in thousands)

	Three Months Ended March 31, 2011
	Net	Losses
	Earned	and LAE	Underwriting	Underwriting	Loss	Expense	Combined
	Premiums	Incurred	Expenses	Profit (Loss)	Ratio	Ratio	Ratio
Insurance Companies:
Marine	$40,559	$27,998	$13,798	$(1,237)	69.0%	34.0%	103.0%
Property Casualty	42,935	35,934	17,598	(10,597)	83.7%	41.0%	124.7%
Professional Liability	15,326	10,865	6,052	(1,591)	70.9%	39.5%	110.4%

	98,820	74,797	37,448	(13,425)	75.7%	37.9%	113.6%
Lloyd’s Operations	53,658	41,991	24,336	(12,669)	78.3%	45.3%	123.6%

Total	$152,478	$116,788	$61,784	$(26,094)	76.6%	40.5%	117.1%

	Three Months Ended March 31, 2010
	Net	Losses
	Earned	and LAE	Underwriting	Underwriting	Loss	Expense	Combined
	Premiums	Incurred	Expenses	Profit (Loss)	Ratio	Ratio	Ratio
Insurance Companies:
Marine	$41,094	$26,133	$14,928	$33	63.6%	36.3%	99.9%
Property Casualty	51,081	32,126	20,316	(1,361)	62.9%	39.8%	102.7%
Professional Liability	19,036	10,144	7,448	1,444	53.3%	39.1%	92.4%

	111,211	68,403	42,692	116	61.5%	38.4%	99.9%
Lloyd’s Operations	52,858	35,404	16,140	1,314	67.0%	30.5%	97.5%

Total	$164,069	$103,807	$58,832	$1,430	63.3%	35.8%	99.1%

	Amounts		Loss Ratio
	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,
	2011	2010	2011	2010
Net Incurred Loss Activity
For the Three Months Ended:
Insurance Companies:
Loss and LAE payments	$66,693	$72,673	67.5%	65.3%
Change in reserves	8,104	(4,270)	8.2%	-3.8%

Net incurred loss and LAE	74,797	68,403	75.7%	61.5%

Lloyd’s Operations:
Loss and LAE payments	23,587	26,222	44.0%	49.6%
Change in reserves	18,404	9,182	34.3%	17.4%

Net incurred loss and LAE	41,991	35,404	78.3%	67.0%

Total Loss and LAE payments	90,280	98,895	59.2%	60.3%
Change in reserves	26,508	4,912	17.4%	3.0%

Net incurred loss and LAE	$116,788	$103,807	76.6%	63.3%

	Amounts		Loss Ratio Impact
	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,
	2011	2010	2011	2010
Impact of Prior Years Reserves Favorable / (Unfavorable) Development
For the Three Months Ended:
Insurance Companies	$(1,222)	$653	-1.2%	0.6%
Lloyd’s Operations	(2,211)	593	-4.1%	1.1%

Total	$(3,433)	$1,246	-2.3%	0.8%

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Net Loss Data
($ in thousands)

	Case	IBNR
	Reserves	Reserves	Total
Net Loss Reserves, March 31, 2011:
Insurance Companies:
Marine	$106,894	$115,173	$222,067
Property Casualty	159,135	311,470	470,605
Professional Liability	56,372	67,487	123,859

Total Insurance Companies	322,401	494,130	816,531

Lloyd’s Operations:
Marine	110,905	120,781	231,686
Property Casualty	33,613	31,707	65,320
Professional Liability	10,985	44,529	55,514

Total Lloyd’s Operations	155,503	197,017	352,520

Total Net Loss Reserves	$477,904	$691,147	$1,169,051

	Case	IBNR
	Reserves	Reserves	Total
Net Loss Reserves, December 31, 2010:
Insurance Companies:
Marine	$107,147	$109,361	$216,508
Property Casualty	158,740	308,613	467,353
Professional Liability	46,096	78,469	124,565

Total Insurance Companies	311,983	496,443	808,426

Lloyd’s Operations:
Marine	111,914	112,708	224,622
Property Casualty	30,327	29,792	60,119
Professional Liability	9,904	39,471	49,375

Total Lloyd’s Operations	152,145	181,971	334,116

Total Net Loss Reserves	$464,128	$678,414	$1,142,542

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Investment Data
March 31, 2011
($ in thousands)
At March 31, 2011, the average quality of the investment portfolio as rated by S&P and Moody’s was AA/Aa with an average duration of 4.1 years. The Company## does not own any collateralized debt obligations (CDO’s), collateralized loan obligations (CLO’s) or asset backed commercial paper.
At March 31, 2011, the Company owned two asset-backed securities approximating $0.9 million with subprime mortgage exposures. The securities have an effective maturity of 5.4 years. In addition, the Company owned a total of seven collateralized mortgage obligations and asset-backed securities approximating $2.4 million classified as Alt-A which is a credit category between prime and subprime. They have an effective maturity of 6.0 years. Such subprime and Alt-A categories are as defined by S&P. The Company is receiving principal and/or interest payments on all these securities and believes such amounts are fully collectible.
The following table sets forth our cash and investments at March 31, 2011:

		Gross	Gross	Cost or	OTTI
	Fair	Unrealized	Unrealized	Amortized	Recognized
March 31, 2011	Value	Gains	(Losses)	Cost	in OCI
	($ in thousands)
Fixed maturities:
U.S. Government Treasury bonds, agency bonds and foreign government bonds	$288,734	$4,475	$(2,839)	$287,098	$—
States, municipalities and political subdivisions	373,352	10,312	(2,915)	365,955	—
Mortgage- and asset-backed securities:
Agency mortgage-backed securities	359,610	9,254	(3,430)	353,786	—
Residential mortgage obligations	21,235	77	(2,051)	23,209	(1,260)
Asset-backed securities	42,914	230	(226)	42,910	—
Commercial mortgage-backed securities	207,018	4,896	(1,991)	204,113	—

Subtotal	630,777	14,457	(7,698)	624,018	(1,260)

Corporate bonds	552,115	13,718	(6,503)	544,900	—

Total fixed maturities	1,844,978	42,962	(19,955)	1,821,971	(1,260)

Equity securities — common stocks	90,912	26,366	(40)	64,586	—

Cash	39,284	—	—	39,284	—

Short-term investments	169,510	—	—	169,510	—

Total	$2,144,684	$69,328	$(19,995)	$2,095,351	$(1,260)

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Investment Data
March 31, 2011
($ in thousands)
The following tables set forth our agency mortgage-backed securities and residential mortgage obligations, categorized by those issued by GNMA, FNMA and FHLMC and the quality category (prime, Alt-A and subprime) for all other such investments at March 31, 2011:

		Gross	Gross	Cost or
	Fair	Unrealized	Unrealized	Amortized
	Value	Gains	(Losses)	Cost
Agency mortgage-backed securities:
GNMA	$125,351	$3,155	$(1,202)	$123,398
FNMA	189,807	4,978	(1,663)	186,492
FHLMC	44,452	1,121	(565)	43,896

Total	$359,610	$9,254	$(3,430)	$353,786

		Gross	Gross	Cost or
	Fair	Unrealized	Unrealized	Amortized
	Value	Gains	(Losses)	Cost
Residential mortgage obligations:
Prime	$16,214	$77	$(1,661)	$17,798
Alt-A	2,390	—	(373)	2,763
Subprime	—	—	—	—
Non-US RMBS	2,631	—	(17)	2,648

Total	$21,235	$77	$(2,051)	$23,209